SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (AMENDMENT NO. 1)


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported): March 6, 2003
                                                           -------------


                                  QUIPP, INC.
                                  -----------
                 (Exact Name of Registrant Specified in Charter)


          Florida                      0-14870                  59-2306191
      (State or Other             (Commission File           (I.R.S. Employer
      Jurisdiction of                  Number)              Identification No.)
       Incorporation)



          4800 NW 157th Street
          Miami, Florida                                          33014
          ----------------------------------------              ----------
          (Address of Principal Executive Offices)              (Zip Code)



       Registrant's telephone number, including area code: (305) 623-8700


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2.       ACQUISITION OR DISPOSITION OF ASSETS

         On March 11, 2003, Quipp, Inc. (the "Company"), through its subsidiary Quipp Systems, Inc. ("Quipp Systems"), completed the acquisition of certain assets of USA Leader, Inc., a Missouri corporation (the "Seller"), pursuant to an asset purchase agreement, dated as of March 6, 2003 (the "Purchase Agreement"), among Quipp Systems, the Seller, Charles T. Chick and Travis D. Ferguson (the "Acquisition"). Quipp filed a Form 8-K (the "Form 8-K") on March 11, 2003 that provided information regarding the acquisition. The filing of the Form 8-K, and Quipp's statements in the Form 8-K that financial statements relating to the acquired business and pro forma financial information (collectively, the "Financial Statements") would be included in an amendment to the Form 8-K, was based upon preliminary financial information made available to Quipp. The preliminary financial information indicated that the acquired business was "significant," within the meaning of applicable accounting regulations of the Securities and Exchange Commission, based upon a comparison of the acquired business' income from continuing operations before taxes, extraordinary items and cumulative effect of a change in accounting principle to that of Quipp's. Following the Acquisition, upon further analysis of the results of operations of the acquired business, Quipp determined that, in fact, the acquired business was not significant and, therefore, neither the disclosure previously made in the Form 8-K nor the Financial Statements are required. Accordingly, Quipp will not prepare and file the Financial Statements. The results of operations of the acquired business following the date of acquisition were reflected in Quipp's statement of operations for the three-month period ended March 31, 2003, which was included in Quipp's quarterly report for the quarter ended March 31, 2003, and will be reflected in statements of operations for subsequent periods.



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


                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   QUIPP, INC.


Date:  June 4, 2003                 By: /s/  Eric Bello
      -------------                     --------------------
                                        Eric Bello
                                        Treasurer (principal financial officer)



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